Exhibit 99.1

APOLLO INVESTMENT CORPORATION

ANNOUNCES OFFERING OF SENIOR CONVERTIBLE NOTES DUE 2016

NEW YORK— January 19, 2011—Apollo Investment Corporation (the “Company”) (NASDAQ-GS: AINV) announced today that it intends to privately offer, subject to market and other conditions, $150 million in aggregate principal amount of senior unsecured convertible notes due 2016 (the “Notes”). In addition, the Company expects to grant the initial purchasers of the Notes an option to purchase up to an additional $22.5 million in aggregate principal amount of Notes. The Notes will be offered in a private placement only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will mature on January 15, 2016. The Notes will be convertible into shares of the Company’s common stock at a conversion rate to be determined. Prior to December 15, 2015, the Notes will be convertible only upon specified events and during specified periods and, thereafter, at any time prior to maturity. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on July 15, 2011. The interest rate, the conversion rate and other terms of the Notes will be determined at the time of pricing of the offering.

The Company intends to use the net proceeds from the offering of Notes to fund new portfolio investments, reduce outstanding borrowings and/or commitments on the Company’s revolving credit facility and for general corporate purposes.

The Notes and the shares of common stock issuable upon conversion of the Notes have not been registered under the Securities Act, or any applicable state securities laws. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release is for informational purposes only and is not an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any sale of these securities, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

About Apollo Investment Corporation

Apollo Investment Corporation is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company’s investment portfolio is principally in middle-market private companies. From time to time, the Company may also invest in public companies. The Company invests primarily in senior secured loans and mezzanine loans and equity in furtherance of its business plan. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Management, L.P., a leading private equity investor.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as “anticipates,” “believes,” “expects,” “intends”, “will”, “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Contact:

Richard L. Peteka

Apollo Investment Corporation

(212) 515-3488